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                                                                    Exhibit 23.2
RYDER SCOTT COMPANY
PETROLEUM ENGINEERS                                         FAX:  (303) 623-4258

                             600 SEVENTEENTH STREET
                                   SUITE 900N
                             DENVER, COLORADO 80202
                            TELEPHONE (303) 623-9147






                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


         We hereby consent to the use of our name and the reference to our reports with effective dates of September 30, 1996 in the Form 10-K of Castle Energy Corporation for the year ended September 30, 1998.

                                                Sincerely,


                                                /s/ RYDER SCOTT COMPANY
                                                -----------------------
                                                Petroleum Engineers
                                                RYDER SCOTT COMPANY
                                                PETROLEUM ENGINEERS







December 7, 1998











     CALGARY OFFICE:  1850, 335-8TH AVENUE, S.W.   CALGARY, ALBERTA T2P 1C9
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